Editorial Contact: Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT PROVIDES REVENUE UPDATE FOR
SECOND QUARTER OF FISCAL 2007

NEWPORT BEACH, Calif., Apr. 9, 2007 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced that revenues for the second quarter of fiscal 2007 were $200 million, a sequential decline of 18.5 percent from the $245.5 million in revenues the company reported in the first quarter of fiscal 2007. For the second fiscal quarter, the company expects to be approximately breakeven on a core operating basis.

“During the second fiscal quarter, in addition to anticipated seasonal weakness in our PC-related products, we saw greater-than-expected sequential revenue declines in our set-top box, multifunction peripheral, and DSL product lines,” said Dwight W. Decker, Conexant chairman and chief executive officer. “The decline in set-top box revenues was driven by program schedule delays with service providers in the U.S. and Europe, and by generally lower-than-anticipated demand. Shipments of our multifunctional peripheral solutions, which go into ‘all-in-one’ printers with facsimile, scanning, and copying capabilities, were impacted by higher-than-expected inventories at key customers. In DSL, revenues declined as we experienced the first full quarter of previously reported above-average pricing pressure.”

Conexant will report complete financial results for the second quarter of fiscal 2007 on April 26, 2007.

About Conexant

Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlug® and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

Conexant is a fabless semiconductor company that recorded revenues of $970.8 million in fiscal year 2006. The company has approximately 3,200 employees worldwide, and is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

These risks and uncertainties include, but are not limited to:  the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

###

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.